UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 20, 2014 (February 20, 2014)

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas  75024
(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 20, 2014, Rent-A-Center, Inc. (the “Company”) entered into a Waiver agreement with JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”) and the other lenders party thereto pursuant to which the lenders agreed to waive compliance with certain provisions in the Fourth Amended and Restated Credit Agreement, dated July 14, 2011 (as heretofore amended and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the lenders party thereto and JPMorgan, as administrative agent, permitting the Company, subject to the approval of the Company’s board of directors, to declare on March 6, 2014 a cash dividend on the common stock of the Company, par value $0.01 per share (“Common Stock”), and to subsequently pay such dividend to the applicable holders of such Common Stock, in each case, in an aggregate amount not to exceed $15,000,000. The foregoing description of the Waiver is qualified in its entirety by reference to the full text of the Waiver, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Waiver, dated February 20, 2014, among Rent-A-Center, Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: February 20, 2014	By:	/s/ Robert D. Davis
Robert D. Davis
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Waiver, dated February 20, 2014, among Rent-A-Center, Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.